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                                                              KPMG/Exhibit 23(d)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



The Board of Directors
Pinnacle Financial Services, Inc.:

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG PEAT MARWICK LLP

Chicago, Illinois
January 10, 1997